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As filed with the Securities and Exchange Commission on August 4, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation or Organization)	33-0885320 (IRS Employer Identification Number)

FIRST COMMUNITY BANCORP 2003 STOCK INCENTIVE PLAN
(Full Title of Plan)

6110 El Tordo
P.O. Box 2388
Rancho Santa Fe, California 92067
(858) 756-3023
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jared M. Wolff
Executive Vice President, General Counsel and Secretary
120 Wilshire Boulevard
Santa Monica, California 90401
(310) 458-1521
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, no par value	500,000	$32.48	$16,240,000	$1313.82

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock, no par value per share, of First Community Bancorp ("First Community") as reported on the NASDAQ National Market on August 1, 2003.

EXPLANATORY STATEMENT

        Pursuant to General Instruction E to Form S-8, this registration statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the First Community Bancorp 2003 Stock Incentive Plan, is effective. Therefore, this registration statement consists only of the following: the facing page, the required statement (regarding incorporation by reference) set forth below, the required opinions and consents and the signature page.

        This registration statement hereby incorporates by reference the contents of First Community's earlier registration statement on Form S-8, Registration File No. 333-101025, filed with the Securities and Exchange Commission on November 5, 2002. After giving effect to this filing, an aggregate of 2,500,000 shares of First Community's common stock, no par value per share, have been registered for issuance pursuant to the First Community Bancorp 2003 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 5.    Interests of Named Experts and Counsel.

        The validity of the securities offered hereby has been passed upon by Jared M. Wolff. Mr. Wolff is Executive Vice President, General Counsel and Secretary of the registrant. As of August 1, 2003, Mr. Wolff was deemed to be the beneficial owner of 645 shares of the registrant's common stock (including shares underlying options exercisable within 60 days). As an employee, Mr. Wolff has also been granted options to purchase 20,000 shares of the registrant's common stock and 25,000 shares of performance stock, pursuant to the registrant's 2003 Stock Incentive Plan.

  Item 8.    Exhibits.

        See the exhibit index that follows the signature page.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 1st day of August, 2003.

FIRST COMMUNITY BANCORP
By	/s/ JARED M. WOLFF
	Name:	Jared M. Wolff
	Title:	Executive Vice President, General Counsel and Secretary

Power Of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew P. Wagner and Jared M. Wolff, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN M. EGGEMEYER John M. Eggemeyer	Director and Chairman of the Board	August 1, 2003
/s/ MATTHEW P. WAGNER Matthew P. Wagner	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2003
/s/ LYNN M. HOPKINS Lynn M. Hopkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2003
/s/ STEPHEN M. DUNN Stephen M. Dunn	Director	August 1, 2003

/s/ BARRY C. FITZPATRICK Barry C. Fitzpatrick	Director	August 1, 2003
/s/ CHARLES H. GREEN Charles H. Green	Director	August 1, 2003
/s/ LEON KASSEL Leon Kassel	Director	August 1, 2003
/s/ SUSAN E. LESTER Susan E. Lester	Director	August 1, 2003
/s/ TIMOTHY B. MATZ Timothy B. Matz	Director	August 1, 2003
/s/ DANIEL B. PLATT Daniel B. Platt	Director	August 1, 2003
/s/ ROBERT A. STINE Robert A. Stine	Director	August 1, 2003
/s/ DAVID S. WILLIAMS David S. Williams	Director	August 1, 2003

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jared M. Wolff, Esq. as to the validity of the Common Stock.
23.1	Consent of KPMG LLP (independent auditors for First Community Bancorp).
23.2	Consent of Jared M. Wolff, Esq. (included in his opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).

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EXPLANATORY STATEMENT
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Signatures
Power Of Attorney
EXHIBIT INDEX